Exhibit 99

SILICON LABORATORIES REPORTS THIRD QUARTER RESULTS

—Strong Operational Performance Drives Earnings Leverage—

AUSTIN, Texas — Oct. 26, 2011 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported third quarter revenue of $119.1 million and GAAP and non-GAAP earnings per share of $0.26 and $0.44, respectively.

Financial Highlights

The company detected and communicated market weakness early in the quarter and delivered solid top-line performance relative to the guidance and good operational controls, enabling better than anticipated earnings results.

On a GAAP basis, which includes approximately $9.1 million in non-cash stock compensation charges, gross margin improved to 61.2 percent for the third quarter. R&D investment was down in the third quarter to $31.7 million, and SG&A was $27.3 million, resulting in operating income of 12 percent. This resulted in fully diluted GAAP earnings per share of $0.26.

The following non-GAAP results exclude the impact of stock compensation expense and certain other one-time items. Non-GAAP gross margin was 61.5 percent as a result of product mix changes including better than anticipated results in the company’s Broadcast products and macro-related declines in the Broad-based and Access products. Operating expenses declined meaningfully.  Specifically, R&D expense was $28.1 million and SG&A was $22.4 million resulting in operating income of 19 percent.  Resulting third quarter non-GAAP diluted earnings per share were $0.44.  The reconciling charges are set forth in the financial measures table included below.

The company ended the quarter with $301 million in cash, cash equivalents and investments due to continued healthy cash flow from operations partially offset by share repurchases. Share repurchases during the quarter totaled $86 million, completing the current repurchase authorization and bringing the total shares repurchased to date to 22.4 million. The company’s board of directors approved a new authorization for $50 million that will run through April 2012.

Business Highlights

The company’s third quarter performance reflected weakening demand across end markets.  Visibility remained limited as customers continued to be cautious about building inventory in light of an uncertain demand environment.  However, the Timing products had another record revenue quarter, with new products driving wins in a broad set of applications, supporting further diversification. The company also reported record design wins in both MCU and Timing, two of its leading product lines.

The Broadcast products benefitted from some seasonal lift during the quarter, resulting in growth in audio products. The video products also fared better than expected and TV inventory issues that tempered growth appeared to have been largely resolved during the quarter.

“While the macro-economic headwinds are still weighing heavily on the industry, we do expect our new product cycles to help us start outperforming our peers in the fourth quarter,” said Necip Sayiner, president and CEO of Silicon Laboratories. “I’m optimistic about the traction we’re getting with new products and believe that with the improved complexion of our business and continued focus on market share gains, we’ll benefit disproportionately when the market environment improves.”

The company expects revenue for the fourth quarter to be in the range of up 3 percent to down 3 percent sequentially.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. central time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).

A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or +1 (404) 537-3406 (international) and by entering 18864586. The replay will be available through November 9th.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Laboratories may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC.

Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Revenues	$119,100	$120,154	$364,933	$381,450
Cost of revenues	46,203	41,484	143,666	128,297
Gross margin	72,897	78,670	221,267	253,153
Operating expenses:
Research and development	31,715	30,769	101,248	91,200
Selling, general and administrative	27,254	28,556	85,168	86,296
Operating expenses	58,969	59,325	186,416	177,496
Operating income	13,928	19,345	34,851	75,657
Other income (expense):
Interest income	388	540	1,432	1,839
Interest expense	(4)	(21)	(14)	(66)
Other income (expense), net	(81)	(394)	292	(1,277)
Income before income taxes	14,231	19,470	36,561	76,153
Provision for income taxes	2,976	1,237	13,894	15,794
Net income	$11,255	$18,233	$22,667	$60,359

Earnings per share:
Basic	$0.26	$0.41	$0.52	$1.34
Diluted	$0.26	$0.40	$0.50	$1.28

Weighted-average common shares outstanding:
Basic	42,834	44,341	43,902	45,182
Diluted	43,919	46,009	45,305	47,103

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended October 1, 2011
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Acquisition Related Items	Non- GAAP Measure	Non- GAAP Percent of Revenue
Revenues	$119,100

Gross margin	72,897	61.2%	$335	$—	$73,232	61.5%

Research and development	31,715	26.6%	3,581	—	28,134	23.6%

Selling, general and administrative	27,254	22.9%	5,234	(414)	22,434	18.8%

Operating income	13,928	11.7%	9,150	(414)	22,664	19.0%

	Three Months Ended October 1, 2011
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Acquisition Related Items	Non- GAAP Measure
Net income	$11,255	$8,270	$(414)	$19,111

Diluted shares outstanding	43,919	—	—	43,919

Diluted earnings per share	$0.26			$0.44

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	October 1, 2011	January 1, 2011
Assets
Current assets:
Cash and cash equivalents	$108,183	$138,567
Short-term investments	174,915	227,295
Accounts receivable, net of allowance for doubtful accounts of $733 at October 1, 2011 and $772 at January 1, 2011	58,370	45,030
Inventories	38,403	39,450
Deferred income taxes	10,617	9,140
Prepaid expenses and other current assets	36,280	34,447
Total current assets	426,768	493,929
Long-term investments	17,840	17,500
Property and equipment, net	27,373	29,945
Goodwill	115,489	112,296
Other intangible assets, net	63,787	53,242
Other assets, net	26,088	20,746
Total assets	$677,345	$727,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,720	$24,433
Accrued expenses	31,842	25,604
Deferred income on shipments to distributors	28,372	26,127
Income taxes	809	3,692
Total current liabilities	86,743	79,856
Long-term obligations and other liabilities	19,280	22,372
Total liabilities	106,023	102,228
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 41,839 and 43,933 shares issued and outstanding at October 1, 2011 and January 1, 2011, respectively	4	4
Additional paid-in capital	—	49,947
Retained earnings	573,848	579,127
Accumulated other comprehensive loss	(2,530)	(3,648)
Total stockholders’ equity	571,322	625,430
Total liabilities and stockholders’ equity	$677,345	$727,658

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	October 1, 2011	October 2, 2010
Operating Activities
Net income	$22,667	$60,359
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	10,119	8,736
Amortization of other intangible assets and other assets	8,570	5,461
Stock-based compensation expense	27,224	31,261
Income tax benefit from employee stock-based awards	2,301	2,855
Excess income tax benefit from employee stock-based awards	(2,111)	(2,008)
Deferred income taxes	2,011	(1,649)
Changes in operating assets and liabilities:
Accounts receivable	(11,581)	(7,429)
Inventories	1,670	(6,487)
Prepaid expenses and other assets	227	(5,527)
Accounts payable	871	607
Accrued expenses	819	(145)
Deferred income on shipments to distributors	1,495	4,723
Income taxes	1,287	(7,275)
Net cash provided by operating activities	65,569	83,482
Investing Activities
Purchases of available-for-sale investments	(113,784)	(293,502)
Proceeds from sales and maturities of marketable securities	166,262	277,541
Purchases of property and equipment	(7,472)	(6,792)
Purchases of other assets	(891)	(7,147)
Acquisitions of businesses, net of cash acquired	(27,262)	(18,351)
Net cash provided by (used in) investing activities	16,853	(48,251)
Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	2,320	15,006
Excess income tax benefit from employee stock-based awards	2,111	2,008
Repurchases of common stock	(110,063)	(140,331)
Payments on debt	(7,174)	—
Net cash used in financing activities	(112,806)	(123,317)

Decrease in cash and cash equivalents	(30,384)	(88,086)
Cash and cash equivalents at beginning of period	138,567	195,737
Cash and cash equivalents at end of period	$108,183	$107,651

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